Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Village Bank and Trust Financial Corp. of our report dated March 10, 2008 relating to our audits of the financial statements of River City Bank as of and for the years ended December 31, 2007 and 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

August 5, 2008